Exhibit 99.1

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Second Quarter Results

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August 2004

Forward Looking Statements

•                              This conference call may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Specialties Group, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood or the four businesses of Dynamit Nobel that Rockwood has acquired. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in our 2003 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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Where to Find Materials/Archives

•                              A replay of the conference call will be available through August 19, 2004 at (800) 475-6701 in the U.S., access code: 741046, and internationally at (320) 365-3844, access code: 741046.  The webcast and the materials will also be archived on our website at www.rocksp.com or www.rockwoodspecialties.com and are accessible by clicking on “News.”

Rockwood Second Quarter Results

Rockwood Recent Performance – Second Quarter Results

•     Strong Revenue and Adjusted EBITDA growth for the Second Quarter:

•                  Across all segments of the portfolio

•                  Revenue increase of 25.5% versus previous year period

•                  Adjusted EBITDA increase of 38.4% versus previous year period

•                  Adjusted EBITDA margin improved by 210 bp versus previous year period

@ Actual Rates	Revenue			Adj. EBITDA (a)
($M)	Q2 2003	Q2 2004	Growth %	Q2 2003	Q2 2004	Growth %

Perf. Additives	$131.4	$173.2	31.8%	$33.4	$46.6	39.8%

Spec. Compounds	46.1	52.6	14.0%	6.5	8.2	27.4%

Electronics	35.1	41.2	17.2%	5.6	7.4	32.3%

Corporate				(3.4)	(4.1)	20.6%

Total Rockwood	$212.7	$267.0	25.5%	$42.0	$58.1	38.4%

EBITDA Margin				19.7%	21.8%

(a)           A reconciliation of net income to Adjusted EBITDA is provided on page 7.

Note:      In Q3 2004, we completed the acquisition of four businesses of Dynamit Nobel. We also agreed to acquire the Pigments and Dispersion business of Johnson and Matthey in Q3 2004. See page 11 and 12, respectively for further discussion.

Rockwood Recent Performance – YTD Results

•     Performance YTD has significantly exceeded Prior Year:

•                  Strong revenue and Adjusted EBITDA across all segments of the portfolio

•                  Revenue increase of 25.8% versus previous year period

•                  Adjusted EBITDA increase of 41% versus previous year period

•                  Adjusted EBITDA margin improved by 220 bp versus previous year period

@ Actual Rates	Revenue			Adj. EBITDA (a)
($M)	YTD 2003	YTD 2004	Growth%	YTD 2003	YTD 2004	Growth%

Perf. Additives	$232.2	$312.3	34.5%	$52.9	$78.7	48.7%

Spec. Compounds	90.1	100.5	11.5%	12.5	15.0	20.2%

Electronics	70.5	81.6	15.7%	11.8	14.0	19.1%

Corporate				(6.8)	(8.5)	24.4%

Total Rockwood	$392.9	$494.3	25.8%	$70.3	$99.2	41.1%

EBITDA Margin				17.9%	20.1%

(a)           A reconciliation of net income to Adjusted EBITDA is provided on page 8.

Note:      In Q3 2004, we completed the acquisition of four businesses of Dynamit Nobel. We also agreed to acquire the Pigments and Dispersion business of Johnson and Matthey in Q3 2004. See page 11 and 12, respectively for further discussion.

Rockwood Q2 Reconciliation of Net Income to Adjusted EBITDA

	Performance Additives	Specialty Compounds	Electronics	Corporate and Eliminations	Consolidated

Rockwood
Three months ended June 30, 2004

Net income (loss)	$21,464	$4,649	$953	$(16,244)	$10,822
Income tax (benefit) provision	11,000	2,274	(24)	(1,465)	11,785
Interest expense, net	7,015	(95)	1,330	4,191	12,441
Depreciation and amortization	7,021	1,379	5,247	737	14,384
Restructuring and related charges	—	14	41	—	55
Systems/organization establishment expenses	—	—	—	984	984
Cancelled deal costs	—	—	—	65	65
Stamp duty tax	—	—	—	3,980	3,980
Foreign exchange loss (gain)	130	—	(155)	3,650	3,625

Total Adjusted EBITDA	$46,630	$8,221	$7,392	$(4,102)	$58,141

Rockwood
Three months ended June 30, 2003

Net income (loss)	$19,797	$5,958	$2,788	$(26,291)	$2,252
Income tax (benefit) provision	(1,042)	(1,172)	662	2,519	967
Interest expense, net	7,936	(70)	1,730	12,787	22,383
Depreciation and amortization	6,522	1,257	4,365	520	12,664
Restructuring and related charges	148	399	193	—	740
Systems/organization establishment expenses	—	—	—	372	372
Acquisition and disposal costs	—	—	371	142	513
Business interruption costs and insurance recovery	—	—	(4,532)	—	(4,532)
Foreign exchange loss (gain)	5	79	11	6,549	6,644

Total Adjusted EBITDA	$33,366	$6,451	$5,588	$(3,402)	$42,003

Rockwood YTD Q2 Reconciliation of Net Income to Adjusted EBITDA

	Performance Additives	Specialty Compounds	Electronics	Corporate and Eliminations	Consolidated

Rockwood
Six months ended June 30, 2004

Net income (loss)	$31,845	$8,383	$1,624	$(16,018)	$25,834
Income tax (benefit) provision	19,429	3,999	1,196	(5,031)	19,593
Interest expense, net	14,575	(154)	2,848	11,818	29,087
Depreciation and amortization	14,129	2,755	10,297	990	28,171
Restructuring and related charges	—	14	41	—	55
Systems/organization establishment expenses	—	—	—	1,068	1,068
Cancelled deal costs	—	—	—	65	65
Stamp duty tax	—	—	—	3,980	3,980
Foreign exchange loss (gain)	(1,294)	—	(1,974)	(5,364)	(8,632)

Total Adjusted EBITDA	$78,684	$14,997	$14,032	$(8,492)	$99,221

Rockwood
Six months ended June 30, 2003

Net income (loss)	$23,840	$9,428	$2,947	$(47,238)	$(11,023)
Income tax (benefit) provision	691	315	730	(6,459)	(4,723)
Interest expense, net	15,156	(143)	3,356	24,787	43,156
Depreciation and amortization	12,745	2,477	8,464	1,040	24,726
Restructuring and related charges	328	415	292	—	1,035
Systems/organization establishment expenses	—	—	—	744	744
Acquisition and disposal costs	—	—	406	196	602
Business interruption costs and insurance recovery	—	—	(4,532)	—	(4,532)
Inventory write-up reversal	143	—	—	—	143
Foreign exchange loss (gain)	13	(18)	120	20,101	20,216

Total Adjusted EBITDA	$52,916	$12,474	$11,783	$(6,829)	$70,344

Rockwood Net Debt

($M)	Year Ended 12/31/2003	Leverage		LTM 6/30/2004	Leverage

Adjusted EBITDA(a)	$149.5			$178.4

Cash	$(42.7)	(0.29	)x	$(68.3)	(0.38	)x
Revolver	$0.0			$0.0
Term Loans	$458.0	3.06	x	$447.6	2.51	x
Net Sr. Debt	$415.3	2.78	x	$379.3	2.13	x

Sr. Subordinated Notes	$375.0	2.51	x	$375.0	2.10	x

Net Debt	$790.3	5.29	x	$754.3	4.23	x

(a)           A reconciliation of net income to Adjusted EBITDA is provided on page 10.

Rockwood Consolidated Reconciliation of Net Income to Adjusted EBITDA for 2003 and LTM June 2004

	Twelve months ended
	December 31, 2003	June 30, 2004

Net income (loss)	$(71,994)	$(35,137)
Income tax (benefit) provision	(9,498)	14,818
Interest expense, net	85,824	71,755
Depreciation and amortization	52,385	55,830
Goodwill Impairment charge	35,051	35,051
Restructuring and related charges	1,850	870
Inventory write-up reversal	143	—

Systems/organization establishment expenses	1,616	1,940
Acquisition and disposal costs	1,890	1,353
Business interruption costs and insurance recovery	(4,532)	—
Refinancing expenses	38,293	38,293
Stamp Duty	—	3,980
Foreign exchange loss (gain)	18,475	(10,373)

Total Adjusted EBITDA	$149,503	$178,380

Dynamit Nobel Acquisition Status

•                  Acquisition closed on July 31st.

•                  Integration in process.

•                  Initial business reviews completed.

•                  Financing summary:

•                  Cash purchase price $1,973 million (excl. DN debt repaid by us), subject to post-closing adjustments.

•                  Refinanced existing Rockwood Senior Bank Debt of approximately $442 million.

•                  Contribution of $425 million (incl. $21 million used to repay parent co. Payment-In-Kind debt) of new cash equity by affiliates of KKR and DLJ Merchant Banking.

•                  2004 Refinancing Package - CSFB, UBS and Goldman Sachs:

•                  Combination of new senior credit facilities ($1,754 million incl. $300 million undrawn) and senior subordinated loan facility ($855 million).

•                  New senior subordinated loan, “pari passu” with existing $375 million Senior Subordinated Notes due 2011 , with maturity July 2014 or 91 daysprior to the maturity of existing 2011 notes if the notes have not yet been refinanced or repaid in full.

•                  Assumed DN debt of $162 million.

Omega Transaction Overview

•                  Rockwood has agreed to purchase the Pigments and Dispersion Business (P&D) of Johnson & Matthey (JM) located in Kidsgrove, UK.

•                  Pro forma LTM 03/31/2004 revenues are approx. $72M with adjusted EBITDA of approx. $11M. The net adjusted purchase price is $48M, which equals an EBITDA multiple of 4.3x. The acquisition will be financed through a combination of our new senior credit facilities and cash.

•                  The business will be combined with our European Pigments’ operation and is expected to immediately generate positive operating cash flow.

•                  The P&D business provides Rockwood Pigments an excellent opportunity to expand our portfolio of specialty inorganic pigments, strengthen and diversify our paint, plastics, and specialty colorant businesses and increase the size of our European operations.

•                  The products of the P&D business broadly fall into the following four categories:

1.              Transparent iron oxide (TIO) : P&D is the second largest TIO producer supplying 25% of global demand to two key markets: automotive topcoat and wood stain finishes.

2.              Cadmium pigments : It is also the world’s largest cadmium pigments producer with 25% of market share for usage in plastics and coatings.

3.              Complex inorganic pigments (CICP) : P&D is a niche supplier of high quality cobalt blues/greens and blacks used in coatings and plastics.

4.              Cadmium glazed stains : This product, used in ceramic production, supplies to another division of JM.  We also intend to market this product to other ceramic producers.